                                                                Exhibit 25.01

                                    FORM T-1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

  STATEMENT OF ELIGIBILITY UNDER TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _____

                              THE BANK OF NEW YORK
              (Exact Name of Trustee as Specified in its Charter)


                   New York                                13-5160382
(State or Jurisdiction of Incorporation       (IRS Employer Identification Number)
if not U.S. National Bank)

       48 Wall Street
     New York, New York                                                             10286
(Address of principal executive offices)                                         (Zip Code)

                                            CSK AUTO, INC.
                        (Exact name of obligor as specified in its charter)

             Arizona                                                           86-0221312
(State or other jurisdiction                                                 (IRS Employer
of incorporation or organization)                                        Identification Number)

    645 East Missouri Avenue
        Phoenix,  Arizona                                                        85012
(Address of principal executive offices)                                       (Zip Code)

                                        KRAGEN AUTO SUPPLY CO.
                        (Exact name of obligor as specified in its charter)

           California                                                          94-2761234
(State or other jurisdiction                                                 (IRS Employer
of incorporation or organization)                                        Identification Number)

    645 East Missouri Avenue
        Phoenix, Arizona                                                         85012
(Address of principal executive offices)                                       (Zip Code)

                                   SCHUCK'S DISTRIBUTION CO.
                        (Exact name of obligor as specified in its charter)

           Washington                                                          91-1542425
(State or other jurisdiction                                                 (IRS Employer
of incorporation or organization)                                        Identification Number)

    645 East Missouri Avenue
        Phoenix, Arizona                                                         85012
(Address of principal executive offices)                                       (Zip Code)

                           11% Series A Senior Subordinated Notes Due 2006
                                (Title of Indenture Securities)



1.       General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                       Address
                 ----                                       -------
         Superintendent of Banks of the State of            2 Rector Street, New York, New York
         New York                                           10006 and Albany, New York 12203

         Federal Reserve Bank of New York                   33 Liberty Plaza, New York,
                                                            New York 10045

         Federal Deposit Insurance Corporation              Washington, D.C. 20429

         New York Clearing House Corporation                New York, New York 10005

(b)      Whether it is authorized to exercise corporate trust powers.

         Yes

2.       Affiliations with Obligor and Underwriters.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to this Item 2, the answer hereto is based on incomplete information. This Item 2, however, may be considered correct unless amended by an amendment to this Form T-1.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Securities and Exchange Commission (the "Commission"), are incorporated by reference as an Exhibit hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of authority to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051)

         7. A copy of the latest report of condition of the Trustee published pursuant to the requirements of its supervising or examining authority.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, a corporation organized and existing under the laws of the states of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned thereunto duly authorized, all in the City of New
York, New York on the      day of April, 1997.


                                        THE BANK OF NEW YORK



                                        By
                                          -----------------------------
                                             Stephen J. Giurlando
                                             Assistant Vice President

                                                                       EXHIBIT 7

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y.  10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                    Dollar Amounts
                                                                      in Thousands
ASSETS
Cash and balances due from depos-
    itory institutions:
    Noninterest-bearing balances and
      currency and coin . . . . . . . . . . . . . . . . . . . . . . . .   $ 4,404,522
    Interest-bearing balances . . . . . . . . . . . . . . . . . . . . .       732,833
Securities:
    Held-to-maturity securities . . . . . . . . . . . . . . . . . . . .       789,964
    Available-for-sale securities . . . . . . . . . . . . . . . . . . .     2,005,509
Federal funds sold in domestic offices
of the bank:
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . .     3,364,838
Loans and lease financing
    receivables:
    Loans and leases, net of unearned
      income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,728,602
    LESS:  Allowance for loan and
      lease losses  . . . . . . . . . . . . . . . . . . . . . . . . . .       584,525
    LESS:  Allocated transfer risk
      reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           429
    Loans and leases, net of unearned
      income, allowance, and reserve  . . . . . . . . . . . . . . . . .    28,143,648
Assets held in trading accounts. . . . . .  . . . . . . . . . . . . . .     1,004,242
Premises and fixed assets (including
    capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . .       605,668
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . .        41,238
Investments in unconsolidated
    subsidiaries and associated
    companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       205,031
Customers' liability to this bank on
    acceptances outstanding . . . . . . . . . . . . . . . . . . . . . .       949,154
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . .       490,524
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,305,839
                                                                          -----------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $44,043,010
                                                                          ===========

LIABILITIES
Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . . . . . .   $20,441,318
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . .     8,158,472
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . .    12,282,846
    In foreign offices, Edge and
    Agreement subsidiaries, and IBFs  . . . . . . . . . . . . . . . . .    11,710,903
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . .        46,182
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . .    11,664,721

Federal funds purchased in
    domestic offices of the bank:
    Federal funds purchased . . . . . . . . . . . . . . . . . . . . . .     1,565,288
Demand notes issued to the U.S.
    Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       293,186
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .       826,856
Other borrowed money:
    With original maturity of one year
      or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,103,443
    With original maturity of more than
      one year  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,766
Bank's liability on acceptances exe-
    cuted and outstanding . . . . . . . . . . . . . . . . . . . . . . .       951,116
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . .     1,020,400
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,522,884
                                                                          -----------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .    40,456,160
                                                                          -----------


EQUITY CAPITAL
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       942,284
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       525,666
Undivided profits and capital
    reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,129,376
Net unrealized holding gains
    (losses) on available-for-sale
    securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (2,073)
Cumulative foreign currency transla-
    tion adjustment . . . . . . . . . . . . . . . . . . . . . . . . . .       (8,403)
                                                                          -----------
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . .     3,586,850
                                                                          -----------
Total liabilities and equity capital  . . . . . . . . . . . . . . . . .   $44,043,010
                                                                          ===========



I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                        Robert E. Keilman


    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

    J. Carter Bacot
    Thomas A. Renyi    Directors
    Alan R. Griffith